As filed with the Securities and Exchange Commission on July 6, 2000.

                                                   Registration No. 333-________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             WASHINGTON MUTUAL, INC.
             (Exact name of registrant as specified in its charter)

               Washington                                91-1653725
      (State or other jurisdiction of                 (I.R.S. Employer
       incorporation or organization)               Identification Number)

                                1201 Third Avenue
                            Seattle, Washington 98101
              (Address of principal executive officers) (Zip Code)

          WASHINGTON MUTUAL AMENDED AND RESTATED 1994 STOCK OPTION PLAN
                     WASHINGTON MUTUAL RESTRICTED STOCK PLAN
               WASHINGTON MUTUAL EMPLOYEES' STOCK PURCHASE PROGRAM
         WASHINGTON MUTUAL, INC. RETIREMENT SAVINGS AND INVESTMENT PLAN
                       WASHINGTON MUTUAL, INC. WAMU SHARES
                            JANUARY 1999 WAMU SHARES
                  WASHINGTON MUTUAL EMPLOYEE SERVICE AWARD PLAN
                            (Full title of the Plans)

                                 Fay L. Chapman
                                 General Counsel
                             Washington Mutual, Inc.
                                1201 Third Avenue
                            Seattle, Washington 98101
                                 (206) 461-2000
 (Name, address and telephone number, including area code, of agent for service)

                                    Copy to:
                                 Gail J. Gordon
                         Foster Pepper & Shefelman PLLC
                          1111 Third Avenue, Suite 3400
                            Seattle, Washington 98101
                                 (206) 447-4400


                         CALCULATION OF REGISTRATION FEE
--------------------------------- --------------------- --------------------- ------
 TITLE OF SECURITIES        AMOUNT TO BE    PROPOSED MAXIMUM            AMOUNT OF
 TO BE REGISTERED(1)        REGISTERED      AGGREGATE OFFERING PRICE    REGISTRATION
                                                                        FEE


Common Stock, no par value   12,000,000(2)      $357,375,000(3)          $94,347

--------------------------------- --------------------- ----------------------------

        (1) Includes associated rights to purchase shares of Common Stock of Washington Mutual, Inc., which rights are neither currently separable from the Shares of Common Stock nor currently exercisable.

        (2) Represents shares issuable under the Washington Mutual Amended and Restated 1994 Stock Option Plan, as amended and restated as of February 15, 2000 (the "1994 Option Plan"). There is also registered pursuant to Rule 416(a) under the Securities Act of 1933, as amended, an undetermined number of additional shares of Common Stock that may be sold in accordance with the provisions of the 1994 Option Plan to prevent dilution as a result of stock splits, stock dividends or similar transactions.

        (3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) of the Securities Act of 1933, as amended, based on the average of the high and low prices as reported by the New York Stock Exchange on June 30, 2000.



                           INCORPORATION BY REFERENCE

        Pursuant to General Instruction E to Form S-8, the contents of the Registration Statements filed by Washington Mutual, Inc. ("Washington Mutual" or the "Registrant") under File Nos. 33-86840 and 333-69503 are hereby incorporated by reference herein, and the opinions, consents and other exhibits listed below are annexed hereto:

        Washington Mutual Amended and Restated 1994 Option Plan, As Amended and Restated

        Washington Mutual Restricted Stock Plan, As Amended and Restated as of January 18, 2000

        Amendments to Employees' Stock Purchase Program, adopted July 20, 1999 and amendment effective as of January 1, 2000

        Amendments to Washington Mutual, Inc. Retirement Savings and Investment Plan, adopted December 21, 1999 and amendment effective as of January 1, 2000

        Amendments to Washington Mutual, Inc. Employee Service Award Plan, adopted July 20, 1999.


                                     PART II

        Item 5. Interests of Named Experts and Counsel.

        The validity of the shares offered hereby will be passed upon for Washington Mutual by Foster Pepper & Shefelman PLLC, 1111 Third Avenue, Suite 3400, Seattle, Washington 98101-3299. Members of Foster Pepper & Shefelman PLLC and other attorneys employed by the firm that have provided advice with respect to this matter in the aggregate owned 14,355.2992 shares of Common Stock as of June 15, 2000.

                                   SIGNATURES

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington on this 20th day of June, 2000.

                                   WASHINGTON MUTUAL, INC.


                                   By: /s/ Kerry K. Killinger
                                      ------------------------------------------
                                      Kerry K. Killinger
                                      President and Chief Executive Officer



                                Power of Attorney

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kerry K. Killinger and Fay L. Chapman, or either of them, his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirement of the Securities Act of 1933, this registration statement has been signed below this 20th day of June, 2000, by the following persons in the capacities indicated.


/s/ Kerry K. Killinger
--------------------------------------------
Kerry K. Killinger
Chairman, President and
Chief Executive Officer
(Principal Executive Officer)


/s/ William A. Longbrake
-------------------------------------------
William A. Longbrake
Vice Chair and
Chief Financial Officer
(Principal Financial Officer)


/s/ Richard M. Levy
--------------------------------------------
Richard M. Levy
Senior Vice President and Controller
(Principal Accounting Officer)

/s/ Douglas P. Beighle
--------------------------------------------
Douglas P. Beighle
Director



--------------------------------------------
David Bonderman
Director



--------------------------------------------
J. Taylor Crandall
Director


/s/ Roger H. Eigsti
--------------------------------------------
Roger H. Eigsti
Director


/s/ John W. Ellis
--------------------------------------------
John W. Ellis
Director


/s/ Anne V. Farrell
--------------------------------------------
Anne V. Farrell
Director


/s/ Stephen E. Frank
--------------------------------------------
Stephen E. Frank
Director


/s/ William P. Gerberding
--------------------------------------------
William P. Gerberding
Director


/s/ Enrique Hernandez, Jr.
--------------------------------------------
Enrique Hernandez, Jr.
Director


/s/ Phillip D. Matthews
--------------------------------------------
Phillip D. Matthews
Director


/s/ Michael K. Murphy
--------------------------------------------
Michael K. Murphy
Director

/s/ Mary E. Pugh
--------------------------------------------
Mary E. Pugh
Director


/s/ William G. Reed, Jr.
--------------------------------------------
William G. Reed, Jr.
Director


/s/ Elizabeth A. Sanders
--------------------------------------------
Elizabeth A. Sanders
Director


/s/ William D. Schulte
--------------------------------------------
William D. Schulte
Director


/s/ James H. Stever
--------------------------------------------
James H. Stever
Director


/s/ Willis B. Wood, Jr.
--------------------------------------------
Willis B. Wood, Jr.
Director




        The Retirement Savings and Investment Plan. Pursuant to the requirements of the Securities Act, the trustees of the RSIP have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Seattle, State of Washington, on this 20th day of June, 2000.




                                   WASHINGTON MUTUAL, INC. RETIREMENT
                                   SAVINGS AND INVESTMENT PLAN



                                   By: /s/ Kerry K. Killinger
                                      ------------------------------------------
                                      Kerry K. Killinger
                                      Member, RSIP Administrative Committee

                                  EXHIBIT INDEX

Exhibit           Description
Page

4.1*    Rights Agreement dated October 16, 1990.

4.2*    Amendment No. 1 to the Rights Agreement, dated October 31, 1994

4.3*    Supplement to the Rights Agreement, dated November 29, 1994.

4.4**   Washington Mutual Amended and Restated 1994 Stock Option Plan.

4.5** Washington Mutual Restricted Stock Plan, As Amended and Restated as of January 18, 2000.

4.6*    Washington Mutual Employees' Stock Purchase Program.

4.7*** Fourth Amendment to the Washington Mutual Employees' Stock Purchase Program.

4.8 Amendments to the Washington Mutual Employees' Stock Purchase Program adopted July 20, 1999 and amendment effective as of January 1, 2000.

4.9*** Washington Mutual, Inc. Retirement Savings and Investment Plan, As Amended and Restated on September 30, 1998.

4.10 Amendments to the Washington Mutual, Inc. Retirement Savings and Investment Plan, adopted December 21, 1999 and amendment effective January 1, 2000.

4.11*   Washington Mutual Employee Service Award Plan.

4.12 Amendments to the Washington Mutual Employee Service Award Plan adopted July 20, 1999.

4.13**** Washington Mutual, Inc. WAMU Shares.

4.14**** January 1999 WAMU Shares.

5.1     Opinion of Foster Pepper & Shefelman PLLC.

23.1 Consent of Foster Pepper & Shefelman PLLC. (Included as part of their Opinion listed as Exhibit 5.1.)

23.2    Consent of Deloitte & Touche LLP.

23.3    Consent of KPMG LLP.

24      Power of Attorney. (Included on Signature page.)

------------------
        * Filed as an exhibit, and incorporated by reference, to Registrant's Current Report on Form 8-K dated November 29, 1994, File No. 0-25188.

        ** Incorporated by reference to Registrant's Definitive Proxy Statement on Schedule 14A filed March 23, 2000, File No. 1-14667.

        *** Filed as an exhibit, and incorporated by reference, to the Registrant's Current Report on Form 8-K dated December 22, 1998, File No. 1-14667.

        **** Filed as an exhibit, and incorporated by reference, to the Company's Registration Statement on Form S-8 dated December 22, 1998, File No. 333-69503.



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